Exhibit 99.1
Joint Filing Agreement
     In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the common stock, par value $0.01 per share of Milacron Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.
     The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be executed in one more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.
[Signatures on following page.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.
Dated: October 12, 2007

OHIO PLASTICS, LLC By: OHIO PLASTICS FINANCING, INC. Its: MANAGER
By:	/s/ John Bolduc
	Name:	John Bolduc
	Title:	President

OHIO PLASTICS RECOVERY, LTD.
By:	/s/ Anthony A. Tamer
	Name:	Anthony A. Tamer
	Title:	Director

OHIO PLASTICS FINANCING, INC.
By:	/s/ John Bolduc
	Name:	John Bolduc
	Title:	President

H.I.G.-GPII, INC.
By:	/s/ Anthony A. Tamer
	Name:	Anthony A. Tamer
	Title:	President

BAYSIDE OPPORTUNITY ADVISORS, L.L.C. By: H.I.G.-GPII, INC. Its: Manager
By:	/s/ Anthony A. Tamer
	Name:	Anthony A. Tamer
	Title:	President

BAYSIDE OPPORTUNITY FUND, L.P. By: BAYSIDE OPPORTUNITY ADVISORS, L.L.C. Its: General Partner By: H.I.G.-GPII, INC. Its: Manager
By:	/s/ Anthony A. Tamer
	Name:	Anthony A. Tamer
	Title:	President

/s/ Sami W. Mnaymneh
Sami W. Mnaymneh

/s/ Anthony A. Tamer
Anthony A. Tamer

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